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                                                                    EXHIBIT 23.1
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We hereby consent to the use in this Prospectus Supplement filed pursuant to
Rule 424, which supplements the Registration Statement on Form S-3, of our report dated May 16, 2000, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2000-B, which appears in such Prospectus
Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


PricewaterhouseCoopers LLP

Fort Worth, Texas
May 25, 2000